As filed with the Securities and Exchange Commission on June 15, 2015.

Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EGALET CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	460 East Swedesford Road, Suite 1050 Wayne, PA 19087	46-3575334
(State of Incorporation)	(Address of principal executive offices) (Zip Code)	(I.R.S. Employer Identification No.)

EGALET CORPORATION

2013 STOCK-BASED INCENTIVE COMPENSATION PLAN

(Full Title of the Plan)

Robert S. Radie
President and Chief Executive Officer
Egalet Corporation

460 East Swedesford Road

Suite 1050

Wayne, PA 19087

(Name and Address of Agent for Service)

(610) 833-4200

(Telephone Number, Including Area Code, of Agent for Service)

With a Copy to:

David S. Rosenthal, Esq.
Dechert LLP
1095 Avenue of the Americas
New York, New York 10036
(212) 698-3500

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee
Common Stock, par value $0.001 per share	2,000,000	$ 12.81	$ 25,620,000	$ 2,977.04

(1)                                  This Registration Statement relates to 2,000,000 shares of common stock of Egalet Corporation (the “Registrant”) not previously registered and available for issuance under the Registrant’s 2013 Stock-Based Incentive Compensation Plan (the “Plan”). The Registrant has previously registered 1,680,000 shares of common stock of the Registrant for issuance under the Plan.

(2)                                  The Proposed Maximum Offering Price Per Share and Proposed Maximum Aggregate Offering Price have been calculated solely for purposes of determining the applicable registration fee under Rule 457(c) and (h) of the Securities Act on the basis of the average of the high and low selling price per share of common stock of the Registrant on June 12, 2015, as reported by the NASDAQ Stock Market.  Pursuant to Rule 416 of the Securities Act, this registration statement shall also cover any additional shares of the Registrant’s common stock which become issuable under the Plan pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.

EXPLANATORY NOTE

On April 1, 2014, Egalet Corporation (the “Company” or the “Registrant”) registered 1,680,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to be offered or sold to participants under the Company’s 2013 Stock-Based Incentive Compensation Plan (the “Plan”), pursuant to its Registration Statement on Form S-8 (File No. 333-194946) (the “Previous  Registration Statement”).  On June 9, 2014, the holders of a majority of the Company’s outstanding common stock approved an amendment to the Plan to increase the number of shares of Common Stock available for issuance under the Plan by 2,000,000 shares.  This Registration Statement on Form S-8 registers the 2,000,000 additional shares of Common Stock that may be offered or sold pursuant to the Plan.  Accordingly, the contents of the Previous Registration Statement, including periodic reports that the Company filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the Previous Registration Statement, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Information required in Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”) is not required to be filed with the Commission and is omitted from this Registration Statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act.  The documents containing the information specified in Part I of Form S-8 will be sent or given to directors, officers, employees and consultants as specified by Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                                         Incorporation of Documents by Reference.

The Registrant is registering additional securities under the Plan covered hereby for which the Previous Registration Statement is currently effective.  This registration statement is filed solely to register an additional 2,000,000 shares of the Company’s Common Stock for issuance under the Plan. Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Previous Registration Statement, including periodic reports that the Company filed with the Commission pursuant to the Exchange Act.

Item 8.                                                         Exhibits.

See Exhibit Index.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Wayne, Commonwealth of Pennsylvania, on this 15th day of June, 2015.

Egalet Corporation

By:	/s/ Robert Radie
Robert Radie
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert S. Radie and Stan Musial, each and individually, his or her attorneys-in-fact, with full power of substitution and resubstitution, for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement and to file the same with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each such attorney-in-fact, or his agent or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Robert Radie	President and Chief Executive Officer (Principal Executive Officer); Director	June 15, 2015
Robert Radie

/s/ Stan Musial	Principal Financial Officer and Principal Accounting Officer	June 15, 2015
Stan Musial

/s/ Jean-Francois Formela	Director	June 15, 2015
Jean-Francois Formela

/s/ Nicholas C. Nicolaides	Director	June 15, 2015
Nicholas C. Nicolaides

/s/ John E. Osborn	Director	June 15, 2015
John E. Osborn

/s/ Timothy Walbert	Director	June 15, 2015
Timothy Walbert

EXHIBIT INDEX

Exhibit Number	Description

4.1*

Egalet Corporation 2013 Stock-Based Incentive Compensation Plan (incorporated by reference to Exhibit 10.3 of the Registrant’s Form S-1 filed with the Commission on November 14, 2013 (File No. 333-191759)).

4.2*

Amendment No. 1 to the Egalet Corporation 2013 Stock-Based Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed with the Commission on June 10, 2014 (File No. 001-36295)).

4.3*

Third Amended and Restated Certificate of Incorporation of Egalet Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s current report on Form 8-K filed with the Commission February 11, 2014).

4.4*	Amended and Restated Bylaws of Egalet Corporation (incorporated by reference to Exhibit 3.2 to the Registrant’s current report on Form 8-K filed with the Commission on February 11, 2014)).

4.5*	Warrant Issued to Hercules Technology Growth Capital, Inc. dated January 7, 2015.

4.6*

The Indenture, dated April 7, 2015, by and between Eaglet Corporation and The Bank of New York Mellon (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-K filed with the Commission on April 8, 2015 (File No. 001-36295)).

5.1	Opinion of Dechert LLP (counsel to the Registrant) as to the legality of the securities being registered.

23.1	Consent of Grant Thornton LLP.

23.2	Consent of Dechert LLP (included in Exhibit 5.1).

23.3	Consent of KPMG LLP.

24.1	Power of Attorney (contained on signature page hereto).

* Previously filed and incorporated herein by reference.